EXHIBIT 4A

      Articles of Incorporation of the Registrant, As Amended

                AMENDED ARTICLES OF INCORPORATION
              OF HARLEYSVILLE NATIONAL CORPORATION

APPLICANT'S ACCT NO                       Filed this 1st day of
                                          June, 1982.
DSCB BCL-204 (Rev. 8-72)                  Commonwealth of
                                          Pennsylvania
Filing Fee: $75                           Department of State
AB-7
                         82-27    1534       /s/ William R. Davis
Articles of           ____________________   Secretary of the
Incorporation         (Line for Numbering)   Commonwealth
Domestic Business Corporation                                 slg
                                          (Box for Certification)

                  COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU
_________________________________________________________________

     In compliance with the requirements of Section 204 of the Business Corporation Law act of May 5, 1933 (P. L. 364) (15 P. S.
Section 1204) the undersigned desiring to be incorporated as a business corporation hereby certifies (certify) that:

1.   The name of the corporation is:

          Harleysville National Corporation

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

          483 Main Street
          Harleysville, Pennsylvania  19438

3.   The corporation is incorporated under the Business
Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:


          To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporate under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P. L. 364) (15 P.S. Section 1204, as amended).

4.   The term for which the corporation is to exist is:

          perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

          One million (1,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share (the "Common Stock").

DSCB:BCL-204 (Rev. 8-72)                               82-72
1535

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

John W. Clemens          98 Fretz Road          1 share of Common
                         Souderton, Pa. 18964          Stock

Walter E. Daller, Jr.    719 Clayhor Avenue     1 share of Common
                         Collegeville, Pa. 19426       Stock

Ernest M. Delp           319 Maple Avenue       1 share of Common
                         Harleysville, Pa. 19438       Stock

Reference is made to Exhibit A attached hereto and hereby made a part hereof for the text of Articles 7, 8 and 9 of these Articles of Incorporation.

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 27th day of May, 1982.




/s/ John W. Clemens                 /s/ Walter E. Daller, Jr.
----------------------------(SEAL)  -----------------------(SEAL)
John W. Clemens                     Walter E. Daller, Jr.

                                    /s/ Ernest M. Delp
                                    ------------------------(SEAL)
                                    Ernest M. Delp

INSTRUCTIONS FOR COMPLETION OF FORM:

     A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). Theses instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors. Inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

     B. One or more corporations or natural persons of full age may incorporate a business corporation.

     C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 . . . etc.

     D.   The following shall accompany this form:

          (1)  Three copies of Form DSCB:BCL---206 (Registry
Statement Domestic or Foreign Business Corporation).

          (2) Any necessary copies of Form DSCB:17.2(Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of
Similar Name).

          (3)  Any necessary governmental approvals.

     E. BCL Section 205 (15 Pa. S. Section 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department but should be filed with the minutes of the corporation.

                                                       82-27
1536

                            EXHIBIT A
                               TO
                    ARTICLES OF INCORPORATION
                               OF
                HARLEYSVILLE NATIONAL CORPORATION

          7. No merger, consolidation, liquidation or dissolution of the corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the corporation shall be valid unless first approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Common Stock.

          8. Cumulative voting rights shall not exist with respect to the election of directors.

          9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

               (i)       Whether the offer price is acceptable
based on the historical and present operating results or financial condition of the corporation;

               (ii)      Whether a more favorable price could be
obtained for the corporation's securities in the future;

               (iii)     The impact which an acquisition of the
corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

               (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

                                                       82-26
1537

               (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

               (vi)      any antitrust or other legal and
regulatory issues that are raised by the offer.

          (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror and obtaining a more favorable offer from another individual or entity.

APPLICANT'S ACCT NO                         Filed this 1st day of
                                            May, 1987.
DSCB BCL-806 (Rev. 8-72)                    Commonwealth of
                                            Pennsylvania
Filing Fee: $40                             Department of State
AB-2
                            8733 846        /s/ James J. Haggerty
Articles of           ____________________  Secretary of the
Amendment             (Line for Numbering)  Commonwealth
Domestic Business Corporation
                                          (Box for Certification)


                  COMMONWEALTH OF PENNSYLVANIA


                       DEPARTMENT OF STATE
                       CORPORATION BUREAU
_________________________________________________________________

     In compliance with the requirements of Section 806 of the Business Corporation Law act of May 5, 1933 (P. L. 364) (15 P. S.
Section 1806), the undersigned desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

          Harleysville National Corporation

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          483 Main Street
          Harleysville, Pennsylvania  19438

3.   The statute by or under which it was incorporated is:

Pennsylvania Business Corporation Law (Act of May 5, 1933, P.L.
364, as amended)

4.   The date of its incorporation is:  June 1, 1982

5.   (Check, and if appropriate, complete one of the following):

     X    The meeting of the shareholders of the corporation at
which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:     The 14th day of April, 1987.

     Place:    Holiday Inn, Route 63, Kulpsville, Pennsylvania

     Kind of period of notice: Notice of Annual Meeting of Shareholders mailed to all Shareholders on March 21, 1987.

     ___ The amendment was adopted by a consent in writing, setting forth the action so taken signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the Corporation.

6.   At the time of the action of shareholders:

     (a)  The total number of shares outstanding was:

               906,574

     (b)  The number of shares entitled to vote was:

               906,574

DSCB:BCL-806 (Rev. 8-72)-2                               8733
847

7.   In the action taken by the shareholders

     (a) The number of shares voted in favor of the amendment was:

               650,600

     (b)  The number of shares voted against the amendment was:

               42,549

8. The amendment adopted by the shareholders, set forth in full, is as follows:

                 See Exhibit A attached hereto.





     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 14th day of April, 1987.

                              HARLEYSVILLE NATIONAL CORPORATION
Attest:

/s/ Eileen F. Kratz           /s/ Walter E. Daller, Jr.
_________________________     ___________________________________
Eileen F. Kratz               Walter E. Daller, Jr.
Secretary                     President and Chief Executive
                              Officer

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

     A.   Any necessary copies of Form DSCB:17.2 (Consent to
Appropriation of Name) or Form DSCB:17.3 (Consent to Use of
Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B. Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL Section 807 (15 P.S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department but should be filed with the minutes of the corporation.

                                                         8733
848

                            EXHIBIT A

     Article 5 of the Articles of Incorporation of Harleysville
National Corporation is amended and restated to read in its entirety as follows:

     5. (a) The aggregate number of shares which the Corporation shall have authority to issues is: Nine Million
(9,000,000) shares of Common Stock of the par value of One Dollar
($1.00) per share (the "Common Stock") and One Million
(1,000,000) shares of Series Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

          (b) The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 5, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

          (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

          (ii)      The dividend rate on the shares of such
series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

          (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable and the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

          (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

          (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and, in case additional voting powers are accorded, to fix the extent thereof; and

          (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Articles of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares then outstanding.

                                                         8733
849

     (c) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that to the extent not otherwise limited in this Article 5 any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs(b)(i) to (vii) inclusive of this Article 5.

     (d) Dividends on the outstanding Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise as long as any shares of Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

     (e) All shares of Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the particular series of Preferred Stock shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

     (f) Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share thereof held. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series shall vote with the Common Stock as a single class, except with respect to any vote for the approval of any merger, consolidation, liquidation or dissolution of the Corporation and except as otherwise provided in the certificate filed pursuant to law with respect to any series of the Preferred Stock or as otherwise provided by law.

     (g) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of Common Stock. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or the proceeds thereof, distributable among the holders of the shares of all series of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock. A Consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 5.

                                                         8733
850

     (h) In the event that Preferred Stock of any series shall be made redeemable as provided in subparagraph (b)(iii) of this
Article 5, the Corporation, at the option of the Board of Directors, may redeem at any time or times, from time to time, all or any part of any one or more series of Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to such series of Preferred Stock.

     (i) No holder of Preferred Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration or by way of dividend.

Microfilm Number ___________            Filed with the Department
                                       of State on April 22, 1994

Entity Number 756777                    /s/ Robert N. Grant
                                        _________________________
                                        Secretary of the
                                        Commonwealth



                  COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

               Harleysville National Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The Department of
State is hereby authorized to correct the following statement to conform to the records of the Department):

               483 Main Street, P.O. Box 195, Montgomery County,
               Pennsylvania 19438.

     3. The Statute by or under which the Corporation was Incorporated is:

               Business Corporation Law of 1933, Act of May 5,
               1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

               June 1, 1982.

     5. The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly approved and adopted, and proposed to the Shareholders, by the Board of Directors of the Corporation at a Meeting of the

Board of Directors of the Corporation duly called, convened and held on February 10, 1994. The amendment was adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and
(b) of the Business Corporation Law of 1988, as amended, at the 1994 Annual Meeting of Shareholders of the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of Shareholders, Proxy Statement, and Form of Proxy dated March 14, 1994 and first sent on or about March 17, 1994 by United States Mail, first class postage prepaid, to the shareholders of record as of the Record Date of March 11, 1994. The 1994 Annual Meeting of shareholders was held at 9:30 a.m., prevailing time, on Tuesday, April 12, 1994 at Presidential Caterers, 2910 DeKalb Street, Norristown, Pennsylvania 19401. The total number of shares outstanding was 5,192,722.26564 with each share entitled to one vote. The total number of shares entitled to vote was 5,192,722.26564. The total number of shares that voted for the amendment was 3,875,328.36589, the total number of shares that voted against the amendment was 201,979.98708, and the total number of shares that abstained from voting on the matter was 49,011.76106. Thus, the amendment was approved and adopted by 74.6% of the Shareholders which constitutes a majority of the votes cast by all Shareholders entitled to vote thereon at the 1994 Annual Meeting of Shareholders.

     6. The Amendment adopted by the Corporation, set forth in full, is as follows:

               5.(a) The aggregate number of shares which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share (the "Common Stock"), and Three Million (3,000,000) shares of Series Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock").

     7. The Amendment shall be Effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 12th day of April, 1994.

                              HARLEYSVILLE NATIONAL CORPORATION

Attest:

/s/ Pamela L. Hartenstine          /s/ Walter E. Daller, Jr.
_________________________     By:  ______________________________
Pamela L. Hartenstine              Walter E. Daller, Jr.
Secretary                          President and
                                   Chief Executive Officer

(CORPORATE SEAL)

Microfilm Number ___________            Filed with the Department
                                        of State on April 24, 1995

Entity Number 756777                    /s/ Yvette Kane
                                        _________________________
                                           Secretary of the
                                           Commonwealth



                  COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

               Harleysville National Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The Department of
State is hereby authorized to correct the following statement to conform to the records of the Department):

             483 Main Street, P.O. Box 195
             Harleysville, Montgomery County, Pennsylvania  19438

     3. The Statute by or under which the Corporation was Incorporated is:

               Business Corporation Law of 1933, Act of May 5,
               1933, P.L. 364, as amended.

     4.   The Date of its Incorporation is:

               June 1, 1982

     5. The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly approved and adopted, and proposed to the Shareholders, by the Board of Directors of the Corporation at a Meeting of the Board of Directors of the Corporation duly called, convened and held on January 12, 1995. The amendment was adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at the 1995 Annual Meeting of Shareholders of the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of Shareholders, Proxy Statement, and Form of Proxy dated March 13, 1995 and first sent on or about March 13, 1995 by United States Mail, first class postage prepaid, to the shareholders of record as of the Record Date of March 10, 1995. The 1995 Annual Meeting of shareholders was held at 9:30 a.m., prevailing time, on Tuesday, April 11, 1995 at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401. The total number of shares outstanding was 5,873,688 with each share entitled to one vote. The total number of shares entitled to vote was 5,873,688. The total number of shares that voted for the amendment was 4,915,720.34151, the total number of shares that voted against the amendment was 220,553.34288, and the total number of shares that abstained from voting on the matter was 10,597.07634. Thus, the amendment was approved and adopted by 83.69% of the outstanding shares of Common Stock of the Corporation, which constitutes more than the requisite percentage (80 percent) of the outstanding shares of Common Stock required to approve and adopt the amendment.

     6. The Amendment Adopted by the Corporation set forth in full is:

               7. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

                    (a)  the holders of at least eighty percent
(80%) of the outstanding shares of the voting stock of the Corporation; or

                    (b)  the holders of at least a majority of
the outstanding shares of voting stock of the Corporation, provided that such transaction has received the prior approval of at least seventy-five percent (75%) of all of the members of the Board of Directors.

               The affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of voting stock entitled to vote shall be required to amend or repeal this
Article 7.

     7. The Amendment shall be Effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof and its corporate seal, duly attested by another such officer, to be hereunto affixed this 11th day of April, 1995.


                              HARLEYSVILLE NATIONAL CORPORATION

Attest:

/s/ Pamela L. Hartenstine          /s/ Walter E. Daller, Jr.
_________________________     By:  ______________________________
Pamela L. Hartenstine              Walter E. Daller, Jr.
Secretary                          President and
                                   Chief Executive Officer

(CORPORATE SEAL)